Exhibit 99.1

LEGEND OIL AND GAS LTD.  Terminates “PUT” Rights

SEATTLE, Washington. – May 1, 2013 - Legend Oil and Gas Ltd. (OTC Markets: LOGL) (“Legend”, the “Company”) is pleased to announce that it has successfully negotiated a Settlement and Termination Agreement which terminates  “PUT” rights held by International Sovereign Energy Corp., now known as Wi2Wi Corporation.   This removes a major burden on Legend’s ability to finance current and future opportunities. The execution of this agreement permanently removes a contingent liability which Legend was required to carry on its balance sheet of $47,764,927.

Marshall Diamond-Goldberg, President of Legend Oil and Gas, Ltd., stated, “The termination of this “PUT” is a major step forward for our Company, and opens up the potential for Legend to raise necessary capital for growth opportunities that currently exist but have, to date, gone unfunded.   The large liability on our books created the perception to the investment community of the high risk nature of investing in Legend.  With the termination of “PUT” rights, our balance sheet has been cleaned up and we can move forward to raise the capital necessary to embark on our robust development drilling and field optimization plans.”

About Legend Oil and Gas Ltd.

Legend Oil and Gas Ltd. is a managed risk, oil and gas exploration/exploitation, development and production company with activities currently focused on leases in Canada, southeastern Kansas and northern North Dakota.

Investor Contact
Gross Capital, Inc.
Barry Gross, Investor Relations
legend@grosscapital.com
361-949-4999

Equiti-Trend Advisors, LLC
Brian Barnes
bbarnes@equititrend.com
800-953-3350

Forward-looking Statements:

This press release contains forward-looking statements concerning future events and the Company’s growth and business strategy. Words such as “expects,” “will,” “intends,” “plans,” “believes,” “anticipates,” “hopes,” “estimates,” and variations on such words and similar expressions are intended to identify forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. Forward looking statements in this press release include statements about our drilling development program.  These statements involve known and unknown risks and are based upon a number of assumptions and estimates that are inherently subject to significant uncertainties and contingencies, many of which are beyond the control of the Company. Actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, the timing and results of our 2013 drilling and development plan.  Additional factors include increased expenses or unanticipated difficulties in drilling wells, actual production being less than our development tests, changes in the Company’s business; competitive factors in the market(s) in which the Company operates; risks associated with oil and gas operations in the United States; and other factors listed from time to time in the Company’s filings with the Securities and Exchange Commission including the Company’s Annual Report on Form 10-K for the year ended December 31, 2012. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Cautionary Note to U.S. Investors -- The United States Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. We use certain terms in this press release, such as "probable," "possible," "recoverable" or “potential” reserves among others, that the SEC's guidelines strictly prohibit us from including in filings with the SEC. Investors are urged to consider closely the disclosure in our filings with the SEC.